Exhibit 32

Certification of Chief Executive Officer AND CHIEF Financial OFFICER

Pursuant to Section 18 U.S.C. Section 1350

In connection with this annual report on Form 10-K of Fred’s, Inc. each of the undersigned, Michael K. Bloom and Rick J. Hans, certifies, pursuant to Section 18 U.S.C. Section 1350, that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Fred’s, Inc.

Date: April 13, 2017	/s/ Michael K. Bloom
Michael K. Bloom,
Chief Executive Officer

Date: April 13, 2017	/s/ Rick J. Hans
Rick J. Hans, Executive Vice President,
Chief Financial Officer and Secretary